Exhibit 99.2
For Release: 3/2/09
Media Contact: Ben Kiser, 402.458.3024
Investor Contact: Phil Morgan, 402.458.3038
Nelnet, Inc. supplemental financial information for the fourth quarter 2008
This earnings supplement contains forward-looking statements and information that are based on management’s current expectations as of the date of this document. Statements that are not historical facts, including statements about the Company’s expectations and statements that assume or are dependent upon future events, are forward-looking statements. These forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause the actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in the “Risk Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2008, changes in the terms of student loans and the educational credit marketplace arising from the implementation of, or changes in, applicable laws and regulations, which may reduce the volume, average term, special allowance payments, and yields on student loans under the Federal Family Education Loan Program (the “FFEL Program” or “FFELP”) of the U.S. Department of Education (the “Department”) or result in loans being originated or refinanced under non-FFEL programs or may affect the terms upon which banks and others agree to sell FFELP loans to the Company. The Company could also be affected by changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; the Company’s ability to maintain its credit facilities or obtain new facilities; the ability of lenders under the Company’s credit facilities to fulfill their lending commitments under these facilities; changes to the terms and conditions of the liquidity programs offered by the Department; changes in the general interest rate environment and in the securitization markets for education loans, which may increase the costs or limit the availability of financings necessary to initiate, purchase, or carry education loans; losses from loan defaults; changes in prepayment rates, guaranty rates, loan floor rates, and credit spreads; incorrect estimates or assumptions by management in connection with the preparation of the consolidated financial statements; and changes in general economic conditions. Additionally, financial projections may not prove to be accurate and may vary materially. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this Supplement. The Company is not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this Supplement or unforeseen events. Although the Company may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so except as required by securities laws.

Condensed Consolidated Statements of Income

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
	(unaudited)	(unaudited)	(unaudited)
	(dollars in thousands, except share data)

Interest income:
Loan interest	$286,279	304,226	437,128	1,224,678	1,755,064
Variable rate floor income	—	1,580	2,416	42,325	3,013
Amortization of loan premiums and deferred origination costs	(21,036)	(21,338)	(23,878)	(90,620)	(91,020)
Investment interest	8,084	9,118	18,988	37,998	80,219

Total interest income	273,327	293,586	434,654	1,214,381	1,747,276

Interest expense:
Interest on bonds and notes payable	234,868	234,016	390,399	1,026,489	1,502,662

Net interest income	38,459	59,570	44,255	187,892	244,614
Less provision for loan losses	7,000	7,000	4,550	25,000	28,178

Net interest income after provision for loan losses	31,459	52,570	39,705	162,892	216,436

Other income:
Loan and guaranty servicing income	22,526	30,633	32,953	104,176	128,069
Other fee-based income	46,082	45,887	44,572	178,699	160,888
Software services income	3,892	4,217	5,647	19,757	22,669
Other income	462	1,242	1,564	4,760	15,612
Gain (loss) on sale of loans	(3,988)	—	309	(51,414)	3,597
Derivative market value, foreign currency, and put option adjustments	46,348	6,085	14,940	10,827	26,806
Derivative settlements, net	9,668	789	11,577	55,657	18,677

Total other income	124,990	88,853	111,562	322,462	376,318

Operating expenses:
Salaries and benefits	41,262	44,739	54,621	183,393	236,631
Other expenses	62,413	52,332	59,256	212,157	219,048
Amortization of intangible assets	6,511	6,598	6,412	26,230	30,426
Impairment expense	—	—	—	18,834	49,504

Total operating expenses	110,186	103,669	120,289	440,614	535,609

Income before income taxes	46,263	37,754	30,978	44,740	57,145

Income tax expense	16,103	13,969	11,810	17,896	21,716

Income from continuing operations	30,160	23,785	19,168	26,844	35,429

Income (loss) from discontinued operations, net of tax	837	—	(159)	1,818	(2,575)

Net income	$30,997	23,785	19,009	28,662	32,854

Earnings per share, basic and diluted:
Income from continuing operations	$0.61	0.48	0.39	0.54	0.71
Income (loss) from discontinued operations, net of tax	0.02	—	—	0.04	(0.05)

Net income	$0.63	0.48	0.39	0.58	0.66

Weighted average shares outstanding	49,075,755	49,176,436	49,047,048	49,099,967	49,618,107

Condensed Consolidated Balance Sheets and Financial Data

	As of	As of	As of
	December 31,	September 30,	December 31,
	2008	2008	2007
	(unaudited) (dollars in thousands)
Assets:
Student loans receivable, net	$25,413,008	26,376,269	26,736,122
Unrestricted cash and liquid investments	189,847	325,007	111,746
Restricted cash, cash equivalents, and investments	1,158,257	1,129,874	1,009,092
Goodwill	175,178	175,178	164,695
Intangible assets, net	77,054	83,565	112,830
Other assets	841,553	880,122	1,028,298

Total assets	$27,854,897	28,970,015	29,162,783

Liabilities:
Bonds and notes payable	$26,787,959	28,004,835	28,115,829
Other liabilities	423,712	355,450	438,075

Total liabilities	27,211,671	28,360,285	28,553,904

Shareholders’ equity	643,226	609,730	608,879

Total liabilities and shareholders’ equity	$27,854,897	28,970,015	29,162,783

Non-GAAP Performance Measures
In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the Company prepares financial statements in accordance with generally accepted accounting principles (“GAAP”). In addition to evaluating the Company’s GAAP-based financial information, management also evaluates the Company on a non-GAAP performance measure referred to as base net income. While base net income is not a substitute for reported results under GAAP, the Company provides base net income as additional information regarding its financial results.
Base net income is the primary financial performance measure used by management to develop financial plans, allocate resources, track results, evaluate performance, establish corporate performance targets, and determine incentive compensation. The Company’s board of directors utilizes base net income to set performance targets and evaluate management’s performance. The Company also believes analysts, rating agencies, and creditors use base net income in their evaluation of the Company’s results of operations. While base net income is not a substitute for reported results under GAAP, the Company utilizes base net income in operating its business because base net income permits management to make meaningful period-to-period comparisons by eliminating the temporary volatility in the Company’s performance that arises from certain items that are primarily affected by factors beyond the control of management. Management believes base net income provides additional insight into the financial performance of the core business activities of the Company’s operations.

The following table provides a reconciliation of GAAP net income to base net income.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
	(dollars in thousands, except share data)

GAAP net income	$30,997	23,785	19,009	28,662	32,854
Base adjustments:
Derivative market value, foreign currency, and put option adjustments	(46,348)	(6,085)	(14,940)	(10,361)	(26,806)
Amortization of intangible assets	6,511	6,598	6,412	26,230	30,426
Compensation related to business combinations	476	477	655	2,999	2,111
Variable rate floor income, net of settlements on derivatives	—	(1,580)	(2,416)	(32,360)	(3,013)

Total base adjustments before income taxes	(39,361)	(590)	(10,289)	(13,492)	2,718
Net tax effect (a)	13,776	218	4,474	5,792	346

Total base adjustments	(25,585)	(372)	(5,815)	(7,700)	3,064

Base net income	5,412	23,413	13,194	20,962	35,918
Discontinued operations, net of tax	(837)	—	159	(1,818)	2,575

Base net income, excluding discontinued operations	$4,575	23,413	13,353	19,144	38,493

Earnings per share, basic and diluted:
GAAP net income	$0.63	0.48	0.39	0.58	0.66
Total base adjustments	(0.52)	(0.01)	(0.12)	(0.15)	0.06

Base net income	0.11	0.47	0.27	0.43	0.72
Discontinued operations, net of tax	(0.02)	—	—	(0.04)	0.06

Base net income, excluding discontinued operations	$0.09	0.47	0.27	0.39	0.78

(a)
Beginning in 2008, tax effect is computed using the Company’s consolidated effective tax rate for each applicable quarterly period. In prior periods, tax effect was computed at 38%. The change in the value of the put options for prior periods was not tax effected as this is not deductible for income tax purposes.

Limitations of Base Net Income
While GAAP provides a uniform, comprehensive basis of accounting, for the reasons discussed above, management believes that base net income is an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, base net income is subject to certain general and specific limitations that investors should carefully consider. For example, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. The Company’s base net income is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. Investors, therefore, may not be able to compare the Company’s performance with that of other companies based upon base net income. Base net income results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely monitored and used by the Company’s management and board of directors to assess performance and information which the Company believes is important to analysts, rating agencies, and creditors.
Other limitations of base net income arise from the specific adjustments that management makes to GAAP results to derive base net income results. These differences are described below.

Differences between GAAP and Base Net Income
Management’s financial planning and evaluation of operating results does not take into account the following items because their volatility and/or inherent uncertainty affect the period-to-period comparability of the Company’s results of operations. A more detailed discussion of the differences between GAAP and base net income follows.
Derivative market value, foreign currency, and put option adjustments: “Base net income” excludes the periodic unrealized gains and losses that are caused by the change in fair value on derivatives used in the Company’s risk management strategy in which the Company does not qualify for “hedge treatment” under GAAP. Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (“SFAS No. 133”), requires that changes in fair value of derivative instruments be recognized currently in earnings unless specific hedge accounting criteria, as specified by SFAS No. 133, are met. The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to reduce the economic effect of interest rate volatility. Derivative instruments primarily used by the Company include interest rate swaps, basis swaps, and cross-currency interest rate swaps. Management has structured all of the Company’s derivative transactions with the intent that each is economically effective. However, the Company does not qualify its derivatives for “hedge treatment” as defined by SFAS No. 133, and the stand-alone derivative must be marked-to-market in the income statement with no consideration for the corresponding change in fair value of the hedged item. The Company believes these point-in-time estimates of asset and liability values that are subject to interest rate fluctuations make it difficult to evaluate the ongoing results of operations against its business plan and affect the period-to-period comparability of the results of operations. Included in “base net income” are the economic effects of the Company’s derivative instruments, which includes any cash paid or received being recognized as an expense or revenue upon actual derivative settlements. These settlements are included in “Derivative settlements, net” on the attached consolidated statements of income.
“Base net income” excludes the foreign currency transaction gains or losses caused by the re-measurement of the Company’s Euro-denominated bonds to U.S. dollars. In connection with the issuance of the Euro-denominated bonds, the Company has entered into cross-currency interest rate swaps. Under the terms of these agreements, the principal payments on the Euro-denominated notes will effectively be paid at the exchange rate in effect at the issuance date of the bonds. The cross-currency interest rate swaps also convert the floating rate paid on the Euro-denominated bonds (EURIBOR index) to an index based on LIBOR. Included in “base net income” are the economic effects of any cash paid or received being recognized as an expense or revenue upon actual settlements of the cross-currency interest rate swaps. These settlements are included in “Derivative settlements, net” on the attached consolidated statements of income. However, the gains or losses caused by the re-measurement of the Euro-denominated bonds to U.S. dollars and the change in market value of the cross-currency interest rate swaps are excluded from “base net income” as the Company believes the point-in-time estimates of value that are subject to currency rate fluctuations related to these financial instruments make it difficult to evaluate the ongoing results of operations against the Company’s business plan and affect the period-to-period comparability of the results of operations. The re-measurement of the Euro-denominated bonds correlates with the change in fair value of the cross-currency interest rate swaps. However, the Company will experience unrealized gains or losses related to the cross-currency interest rate swaps if the two underlying indices (and related forward curve) do not move in parallel.

“Base net income” also excludes the change in fair value of put options issued by the Company for certain business acquisitions. The put options are valued by the Company each reporting period using a Black-Scholes pricing model. Therefore, the fair value of these options is primarily affected by the strike price and term of the underlying option, the Company’s current stock price, and the dividend yield and volatility of the Company’s stock. The Company believes these point-in-time estimates of value that are subject to fluctuations make it difficult to evaluate the ongoing results of operations against the Company’s business plans and affects the period-to-period comparability of the results of operations.
The gains and/or losses included in “Derivative market value, foreign currency, and put option adjustments” on the attached consolidated statements of income are primarily caused by interest rate and currency volatility, changes in the value of put options based on the inputs used in the Black-Scholes pricing model, as well as the volume and terms of put options and of derivatives not receiving hedge treatment. “Base net income” excludes these unrealized gains and losses and isolates the effect of interest rate, currency, and put option volatility on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the put options and the derivative instruments (but not the underlying hedged item) tend to show more volatility in the short term.
Amortization of intangible assets: “Base net income” excludes the amortization of acquired intangibles, which arises primarily from the acquisition of definite life intangible assets in connection with the Company’s acquisitions, since the Company feels that such charges do not drive the Company’s operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations.
Compensation related to business combinations: The Company has structured certain business combinations in which the consideration paid has been dependent on the sellers’ continued employment with the Company. As such, the value of the consideration paid is recognized as compensation expense by the Company over the term of the applicable employment agreement. “Base net income” excludes this expense because the Company believes such charges do not drive its operating performance on a long-term basis and can affect the period-to-period comparability of the results of operations. If the Company did not enter into the employment agreements in connection with the acquisition, the amount paid to these former shareholders of the acquired entity would have been recorded by the Company as additional consideration of the acquired entity, thus, not having an effect on the Company’s results of operations.
Variable rate floor income, net of settlements on derivatives: Loans that reset annually on July 1 can generate excess spread income compared with the rate based on the special allowance payment formula in declining interest rate environments. The Company refers to this additional income as variable rate floor income. The Company excludes variable rate floor income, net of settlements paid on derivatives used to hedge student loan assets earning variable rate floor income, from its base net income since the timing and amount of variable rate floor income (if any) is uncertain, it has been eliminated by legislation for all loans originated on and after April 1, 2006, and it is in excess of expected spreads. In addition, because variable rate floor income is subject to the underlying rate for the subject loans being reset annually on July 1, it is a factor beyond the Company’s control which can affect the period-to-period comparability of results of operations.

Variable rate floor income was calculated by the Company on a statutory maximum basis. However, as a result of the disruption in the capital markets beginning in August 2007, the full benefit of variable rate floor income calculated on a statutory maximum basis has not been realized by the Company due to the widening of the spread between short term interest rate indices and the Company’s actual cost of funds. As a result of the ongoing volatility of interest rates, effective October 1, 2008, the Company changed its calculation of variable rate floor income to better reflect the economic benefit received by the Company related to this income taking into consideration the volatility of certain rate indices which offset the value received. For the year ended December 31, 2008, the economic benefit received by the Company related to variable rate floor income was $25.7 million. There was no economic benefit received by the Company related to variable rate floor income for the three months ended December 31, 2008. Variable rate floor income calculated on a statutory maximum basis for the three months and year ended December 31, 2008 was $2.2 million and $44.5 million, respectively. Beginning October 1, 2008, the economic benefit used by the Company has been used to determine core student loan spread and base net income.
Discontinued operations: In May 2007, the Company sold EDULINX. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations for all periods presented. The Company presents “base net income” excluding discontinued operations since the operations and cash flows of EDULINX have been eliminated from the ongoing operations of the Company.
The following table summarizes the impact of legislative, restructuring, and liquidity related charges to base net income.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
	(dollars in thousands, except share data)

Base net income, excluding discontinued operations	$4,575	23,413	13,353	19,144	38,493
Legislative charges, net of tax	—	—	—	—	34,197
Restructuring charges, net of tax	(26)	(3)	3,270	17,881	12,580
Liquidity related charges, net of tax (a)	11,300	—	—	44,070	—

Base net income, excluding discontinued operations, legislative and restructuring charges (net of tax), and liquidity related charges (net of tax)	$15,849	23,410	16,623	81,095	85,270

Earnings per share, basic and diluted:
Base net income, excluding discontinued operations	$0.09	0.47	0.27	0.39	0.78
Legislative charges, net of tax	—	—	—	—	0.69
Restructuring charges, net of tax	—	—	0.07	0.36	0.25
Liquidity related charges, net of tax (a)	0.23	—	—	0.90	—

Base net income, excluding discontinued operations, legislative and restructuring charges (net of tax), and liquidity related charges (net of tax)	$0.32	0.47	0.34	1.65	1.72

(a)
Liquidity related charges includes the loss on sale of loans of $4.0 million and $51.4 million ($2.5 million and $35.3 million, net of tax), for the quarter and year ended December 31, 2008, respectively, and $13.5 million ($8.8 million, net of tax), in fees paid related to liquidity contingency planning. All of these charges were incurred in order to reduce the amount of loans in the Company’s FFELP loan warehouse facility to reduce exposure related to the facility’s equity support provisions.

Operating Segments
The Company has five operating segments as defined in Statement of Financial Accounting Standards No. 131, Disclosures about Segments of Enterprise and Related Information (“SFAS No. 131”) as follows: Student Loan and Guaranty Servicing, Tuition Payment Processing and Campus Commerce, Enrollment Services, Software and Technical Services, and Asset Generation and Management. The Company’s operating segments are defined by the products and services they offer or the types of customers they serve, and they reflect the manner in which financial information is currently evaluated by management. The accounting policies of the Company’s operating segments are the same as those described in the summary of significant accounting policies included in the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Intersegment revenues are charged by a segment to another segment that provides the product or service. Intersegment revenues and expenses are included within each segment consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.
The management reporting process measures the performance of the Company’s operating segments based on the management structure of the Company as well as the methodology used by management to evaluate performance and allocate resources. Management, including the Company’s chief operating decision maker, evaluates the performance of the Company’s operating segments based on their profitability. As discussed further, management measures the profitability of the Company’s operating segments based on base net income. Accordingly, information regarding the Company’s operating segments is provided based on base net income. The Company’s base net income is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting.
In May 2007, the Company sold EDULINX, a Canadian student loan service provider and subsidiary of the Company. As a result of this transaction, the results of operations for EDULINX are reported as discontinued operations for all periods presented. The operating results of EDULINX were included in the Student Loan and Guaranty Servicing operating segment. The Company presents base net income excluding discontinued operations since the operations and cash flows of EDULINX have been eliminated from the ongoing operations of the Company. Therefore, the results of operations for the Student Loan and Guaranty Servicing segment exclude the operating results of EDULINX for all periods presented.
Fee-based Operating Segments
Historically, the Company generated the majority of its revenue from net interest income earned in its Asset Generation and Management operating segment. In recent years, the Company has made several acquisitions that have expanded the Company’s products and services and has diversified its revenue — primarily from fee-based businesses. The Company currently offers a broad range of pre-college, in-college, and post-college products and services to students, families, schools, and financial institutions. These products and services help students and families plan and pay for their education and students plan their careers. The Company’s products and services are designed to simplify the education planning and financing process and are focused on providing value to students, families, and schools throughout the education life cycle. The Company continues to diversify its sources of revenue, including those generated from businesses that are not dependent upon government programs, reducing legislative and political risk.

Student Loan and Guaranty Servicing
The Student Loan and Guaranty Servicing segment provides for the servicing of the Company’s student loan portfolios and the portfolios of third parties and servicing provided to guaranty agencies. The servicing and business process outsourcing activities include loan origination activities, application processing, borrower updates, payment processing, due diligence procedures, and claim processing. These activities are performed internally for the Company’s portfolio in addition to generating fee revenue when performed for third-party clients. The guaranty servicing, servicing support, and business process outsourcing activities include providing software and data center services, borrower and loan updates, default aversion tracking services, claim processing services, and post-default collection services to guaranty agencies. The following are the primary product and service offerings the Company offers as part of its Student Loan and Guaranty Servicing segment:
•	Origination and servicing of FFELP loans

•	Servicing of non-federally insured student loans

•	Servicing and support outsourcing for guaranty agencies
Tuition Payment Processing and Campus Commerce
The Tuition Payment Processing and Campus Commerce segment provides products and services to help institutions and education seeking families manage the payment of education costs during the pre-college and college stages of the education life cycle. The Company provides actively managed tuition payment solutions, online payment processing, detailed information reporting, financial needs analysis, and data integration services to K-12 and higher educational institutions, families, and students. In addition, the Company provides customer-focused electronic transactions, information sharing, and account and bill presentment to colleges and universities.
Enrollment Services
The Enrollment Services segment offers products and services that are focused on helping (i) students plan and prepare for life after high school (content management) and (ii) colleges recruit and retain students (lead generation). Content management products and services include test preparation study guides and online courses, admissions consulting, licensing of scholarship data, essay and resume editing services, and call center services. Lead generation products and services include vendor lead management services, pay per click marketing management, email marketing, admissions lead generation, and list marketing services.
Software and Technical Services
The Software and Technical Services segment provides information technology products and full-service technical consulting, with core areas of business in educational loan software solutions, business intelligence, technical consulting services, and Enterprise Content Management (ECM) solutions.

Asset Generation and Management Operating Segments
The Asset Generation and Management segment includes the acquisition, management, and ownership of the Company’s student loan assets. Revenues are primarily generated from the Company’s earnings from the spread, referred to as the Company’s student loan spread, between the yield received on the student loan portfolio and the costs associated with originating, acquiring, and financing the student loan portfolio. The Company generates student loan assets through direct origination or through acquisitions. The student loan assets are held in a series of education lending subsidiaries designed specifically for this purpose. In addition to the student loan portfolio, all costs and activity associated with the generation of assets, funding of those assets, and maintenance of the debt transactions are included in this segment. This includes derivative activity and the related derivative market value and foreign currency adjustments. The Company is also able to leverage its capital market expertise by providing investment advisory services and other related services to third parties through a licensed broker dealer subsidiary. Revenues and expenses for those functions are also included in the Asset Generation and Management segment.

Segment Operating Results
The tables below reflect base net income for each of the Company’s operating segments. Reconciliation of the segment totals to the Company’s operating results in accordance with GAAP is also included in the tables below.

	Three months ended December 31, 2008
	(dollars in thousands)
	Fee-Based
	Student	Tuition							"Base net
	Loan	Payment		Software		Asset	Corporate		income"
	and	Processing		and	Total	Generation	Activity	Eliminations	Adjustments	GAAP
	Guaranty	and Campus	Enrollment	Technical	Fee-	and	and	and	to GAAP	Results of
	Servicing	Commerce	Services	Services	Based	Management	Overhead	Reclassifications	Results	Operations
Total interest income	$217	218	1	24	460	271,639	2,029	(801)	—	273,327
Interest expense	—	—	(3)	—	(3)	223,867	11,805	(801)	—	234,868

Net interest income	217	218	4	24	463	47,772	(9,776)	—	—	38,459

Less provision for loan losses	—	—	—	—	—	7,000	—	—	—	7,000

Net interest income after provision for loan losses	217	218	4	24	463	40,772	(9,776)	—	—	31,459

Other income:
Loan and guaranty servicing income	22,663	—	—	—	22,663	(10)	(127)	—	—	22,526
Other fee-based income	—	12,460	29,257	—	41,717	4,365	—	—	—	46,082
Software services income	—	—	—	3,879	3,879	—	13	—	—	3,892
Other income	7	(285)	—	—	(278)	(741)	1,481	—	—	462
Gain (loss) on sale of loans	—	—	—	—	—	(5,609)	1,621	—	—	(3,988)
Intersegment revenue	18,353	60	—	1,838	20,251	—	16,541	(36,792)	—	—
Derivative market value, foreign currency, and put option adjustments	—	—	—	—	—	—	—	—	46,348	46,348
Derivative settlements, net	—	—	—	—	—	9,668	—	—	—	9,668

Total other income	41,023	12,235	29,257	5,717	88,232	7,673	19,529	(36,792)	46,348	124,990

Operating expenses:
Salaries and benefits	10,955	5,840	5,678	4,050	26,523	2,159	13,329	(1,225)	476	41,262
Restructure expense — severance and contract termination costs	—	—	—	—	—	—	(40)	40	—	—
Other expenses	6,792	3,136	20,326	588	30,842	19,886	11,712	(27)	6,511	68,924
Intersegment expenses	6,824	124	965	56	7,969	19,032	714	(27,715)	—	—
Corporate allocations	5,873	228	740	705	7,546	319	—	(7,865)	—	—

Total operating expenses	30,444	9,328	27,709	5,399	72,880	41,396	25,715	(36,792)	6,987	110,186

Income (loss) before income taxes	10,796	3,125	1,552	342	15,815	7,049	(15,962)	—	39,361	46,263
Income tax expense (benefit) (a)	3,779	1,094	543	119	5,535	2,467	(5,675)	—	13,776	16,103

Net income (loss) from continuing operations	7,017	2,031	1,009	223	10,280	4,582	(10,287)	—	25,585	30,160
Income (loss) from discontinued operations, net of tax	—	—	—	—	—	—	—	—	837	837

Net income (loss)	$7,017	2,031	1,009	223	10,280	4,582	(10,287)	—	26,422	30,997

(a) Beginning in 2008, the consolidated effective tax rate for each applicable quarterly period is used to calculate income taxes for each operating segment.

Three months ended December 31, 2008:
Before Tax Operating Margin	26.2%	25.1%	5.3%	6.0%	17.8%	14.6%
Before Tax Operating Margin - excluding restructure expense, loss on sale of loans, liquidity contingency planning fees, and corporate allocations	40.4%	26.9%	7.8%	18.2%	26.3%	24.0%

Three months ended December 31, 2007:
Before Tax Operating Margin	36.9%	40.4%	17.9%	25.5%	30.7%	58.1%
Before Tax Operating Margin -	38.1%	40.4%	18.6%	25.5%	31.5%	58.9%
excluding restructure expense

	Three months ended December 31, 2007
	(dollars in thousands)
	Fee-Based
	Student	Tuition							"Base net
	Loan	Payment		Software		Asset	Corporate		income"
	and	Processing		and	Total	Generation	Activity	Eliminations	Adjustments	GAAP
	Guaranty	and Campus	Enrollment	Technical	Fee-	and	and	and	to GAAP	Results of
	Servicing	Commerce	Services	Services	Based	Management	Overhead	Reclassifications	Results	Operations
Total interest income	$852	1,139	57	—	2,048	428,935	1,255	—	2,416	434,654
Interest expense	—	—	2	—	2	381,091	9,306	—	—	390,399

Net interest income	852	1,139	55	—	2,046	47,844	(8,051)	—	2,416	44,255

Less provision for loan losses	—	—	—	—	—	4,550	—	—	—	4,550

Net interest income after provision for loan losses	852	1,139	55	—	2,046	43,294	(8,051)	—	2,416	39,705

Other income:
Loan and guaranty servicing income	32,947	—	—	—	32,947	6	—	—	—	32,953
Other fee-based income	—	11,190	29,970	—	41,160	2,876	536	—	—	44,572
Software services income	—	—	138	5,509	5,647	—	—	—	—	5,647
Other income	(11)	25	—	—	14	414	1,445	—	—	1,873
Intersegment revenue	15,866	180	—	2,657	18,703	—	1,432	(20,135)	—	—
Derivative market value, foreign currency, and put option adjustments	—	—	—	—	—	—	—	—	14,940	14,940
Derivative settlements, net	—	—	—	—	—	11,577	—	—	—	11,577

Total other income	48,802	11,395	30,108	8,166	98,471	14,873	3,413	(20,135)	14,940	111,562

Operating expenses:
Salaries and benefits	18,474	5,114	6,994	5,090	35,672	2,501	15,170	623	655	54,621
Restructure expense — severance and contract termination costs	609	—	192	—	801	485	3,989	(5,275)	—	—
Other expenses	10,399	2,379	17,488	771	31,037	6,265	19,153	2,801	6,412	65,668
Intersegment expenses	1,871	(20)	83	225	2,159	15,120	1,005	(18,284)	—	—

Total operating expenses	31,353	7,473	24,757	6,086	69,669	24,371	39,317	(20,135)	7,067	120,289

Income (loss) before income taxes	18,301	5,061	5,406	2,080	30,848	33,796	(43,955)	—	10,289	30,978
Income tax expense (benefit) (a)	6,954	1,923	2,054	790	11,721	12,842	(17,226)	—	4,473	11,810

Net income (loss) from continuing operations	11,347	3,138	3,352	1,290	19,127	20,954	(26,729)	—	5,816	19,168
Income (loss) from discontinued operations, net of tax	—	—	—	—	—	—	—	—	(159)	(159)

Net income (loss)	$11,347	3,138	3,352	1,290	19,127	20,954	(26,729)	—	5,657	19,009

(a) Income taxes are based on 38% of net income (loss) before tax for the individual operating segment.

	Year ended December 31, 2008
	Fee-Based
	Student	Tuition							“Base net
	Loan	Payment		Software		Asset	Corporate		income”
	and	Processing		and	Total	Generation	Activity	Eliminations	Adjustments	GAAP
	Guaranty	and Campus	Enrollment	Technical	Fee-	and	and	and	to GAAP	Results of
	Servicing	Commerce	Services	Services	Based	Management	Overhead	Reclassifications	Results	Operations
Total interest income	$1,377	1,689	17	24	3,107	1,164,329	6,810	(2,190)	42,325	1,214,381
Interest expense	—	—	—	—	—	986,556	42,123	(2,190)	—	1,026,489

Net interest income (loss)	1,377	1,689	17	24	3,107	177,773	(35,313)	—	42,325	187,892

Less provision for loan losses	—	—	—	—	—	25,000	—	—	—	25,000

Net interest income (loss) after provision for loan losses	1,377	1,689	17	24	3,107	152,773	(35,313)	—	42,325	162,892

Other income (expense):
Loan and guaranty servicing income	104,287	—	—	—	104,287	16	(127)	—	—	104,176
Other fee-based income	—	48,435	112,405	—	160,840	17,859	—	—	—	178,699
Software services income	—	—	37	19,707	19,744	—	13	—	—	19,757
Other income	51	(280)	—	—	(229)	(448)	5,437	—	—	4,760
Gain (loss) on sale of loans	—	—	—	—	—	(53,035)	1,621	—	—	(51,414)
Intersegment revenue	75,361	302	2	6,831	82,496	—	63,385	(145,881)	—	—
Derivative market value, foreign currency, and put option adjustments	—	—	—	—	—	466	—	—	10,361	10,827
Derivative settlements, net	—	—	—	—	—	65,622	—	—	(9,965)	55,657

Total other income (expense)	179,699	48,457	112,444	26,538	367,138	30,480	70,329	(145,881)	396	322,462

Operating expenses:
Salaries and benefits	51,320	23,290	24,379	18,081	117,070	8,316	54,910	98	2,999	183,393
Restructure expense — severance and contract termination costs	747	—	282	487	1,516	1,845	3,706	(7,067)	—	—
Impairment expense	5,074	—	—	—	5,074	9,351	4,409	—	—	18,834
Other expenses	33,922	9,879	76,189	2,489	122,479	35,679	53,975	24	26,230	238,387
Intersegment expenses	25,111	478	3,240	37	28,866	74,609	3,733	(107,208)	—	—
Corporate allocations	22,626	919	3,401	2,286	29,232	2,496	—	(31,728)	—	—

Total operating expenses	138,800	34,566	107,491	23,380	304,237	132,296	120,733	(145,881)	29,229	440,614

Income (loss) before income taxes	42,276	15,580	4,970	3,182	66,008	50,957	(85,717)	—	13,492	44,740
Income tax expense (benefit) (a)	14,321	5,175	1,730	1,021	22,247	18,356	(28,499)	—	5,792	17,896

Net income (loss) from continuing operations	27,955	10,405	3,240	2,161	43,761	32,601	(57,218)	—	7,700	26,844
Income from discontinued operations, net of tax	—	—	—	—	—	—	—	—	1,818	1,818

Net income (loss)	$27,955	10,405	3,240	2,161	43,761	32,601	(57,218)	—	9,518	28,662

(a) Beginning in 2008, the consolidated effective tax rate for each applicable quarterly period is used to calculate income taxes for each operating segment.

Year ended December 31, 2008:
Before Tax Operating Margin	23.3%	31.1%	4.4%	12.0%	17.8%	27.8%
Before Tax Operating Margin - excluding restructure expense, impairment expense, loss on sale of loans, liquidity contingency planning fees, and corporate allocations	39.1%	32.9%	7.7%	22.4%	27.5%	55.5%

Year ended December 31, 2007:
Before Tax Operating Margin	35.3%	37.2%	(1.4%)	26.4%	25.0%	40.5%
Before Tax Operating Margin -	36.2%	37.2%	10.3%	26.6%	28.6%	54.8%
excluding restructure expense, impairment expense, and provision for loan losses related to the loss of Exceptional Performer

	Year ended December 31, 2007
	Fee-Based
	Student	Tuition							"Base net
	Loan	Payment		Software		Asset	Corporate		income"
	and	Processing		and	Total	Generation	Activity	Eliminations	Adjustments	GAAP
	Guaranty	and Campus	Enrollment	Technical	Fee-	and	and	and	to GAAP	Results of
	Servicing	Commerce	Services	Services	Based	Management	Overhead	Reclassifications	Results	Operations
Total interest income	$5,459	3,809	347	18	9,633	1,730,882	7,485	(3,737)	3,013	1,747,276
Interest expense	—	7	7	—	14	1,465,883	40,502	(3,737)	—	1,502,662

Net interest income (loss)	5,459	3,802	340	18	9,619	264,999	(33,017)	—	3,013	244,614

Less provision for loan losses	—	—	—	—	—	28,178	—	—	—	28,178

Net interest income (loss) after provision for loan losses	5,459	3,802	340	18	9,619	236,821	(33,017)	—	3,013	216,436

Other income (expense):
Loan and guaranty servicing income	127,775	—	—	—	127,775	294	—	—	—	128,069
Other fee-based income	—	42,682	103,311	—	145,993	13,387	1,508	—	—	160,888
Software services income	—	—	594	22,075	22,669	—	—	—	—	22,669
Other income	—	84	—	—	84	4,433	11,095	—	—	15,612
Gain on sale of loans	—	—	—	—	—	3,597	—	—	—	3,597
Intersegment revenue	74,687	688	891	15,683	91,949	—	9,040	(100,989)	—	—
Derivative market value, foreign currency, and put option adjustments	—	—	—	—	—	—	—	—	26,806	26,806
Derivative settlements, net	—	—	—	—	—	6,628	12,049	—	—	18,677

Total other income (expense)	202,462	43,454	104,796	37,758	388,470	28,339	33,692	(100,989)	26,806	376,318

Operating expenses:
Salaries and benefits	85,462	20,426	33,480	23,959	163,327	23,101	49,839	(1,747)	2,111	236,631
Restructure expense- severance and contract termination costs	1,840	—	929	58	2,827	2,406	4,998	(10,231)	—	—
Impairment expense	—	—	11,401	—	11,401	28,291	9,812	—	—	49,504
Other expenses	36,618	8,901	60,445	2,995	108,959	29,205	77,915	2,969	30,426	249,474
Intersegment expenses	10,552	364	335	775	12,026	74,714	5,240	(91,980)	—	—

Total operating expenses	134,472	29,691	106,590	27,787	298,540	157,717	147,804	(100,989)	32,537	535,609

Income (loss) before income taxes	73,449	17,565	(1,454)	9,989	99,549	107,443	(147,129)	—	(2,718)	57,145
Income tax expense (benefit) (a)	27,910	6,675	(553)	3,796	37,828	40,828	(57,285)	—	345	21,716

Net income (loss) from continuing operations	45,539	10,890	(901)	6,193	61,721	66,615	(89,844)	—	(3,063)	35,429
Income (loss) from discontinued operations, net of tax	—	—	—	—	—	—	—	—	(2,575)	(2,575)

Net income (loss)	$45,539	10,890	(901)	6,193	61,721	66,615	(89,844)	—	(5,638)	32,854

(a) Income taxes are based on 38% of net income (loss) before tax for the individual operating segment.
Corporate Activity and Overhead in the previous tables primarily includes the following items:
•	Income earned on certain investment activities

•	Interest expense incurred on unsecured debt transactions

•	Other products and service offerings that are not considered operating segments

•	Corporate activities and overhead functions such as executive management, human resources, accounting and finance, legal, marketing, and corporate technology support
The adjustments required to reconcile from the Company’s base net income measure to its GAAP results of operations relate to differing treatments for derivatives, foreign currency transaction adjustments, amortization of intangible assets, discontinued operations, and certain other items that management does not consider in evaluating the Company’s operating results. See “Non-GAAP Performance Measures.” The following tables reflect adjustments associated with these areas by operating segment and Corporate Activity and Overhead:

	Student	Tuition
	Loan	Payment		Software	Asset	Corporate
	and	Processing		and	Generation	Activity
	Guaranty	and Campus	Enrollment	Technical	and	and
	Servicing	Commerce	Services	Services	Management	Overhead	Total

	Three months ended December 31, 2008
Derivative market value, foreign currency, and put option adjustments	$—	—	—	—	(46,348)	—	(46,348)
Amortization of intangible assets	1,165	1,889	3,258	199	—	—	6,511
Compensation related to business combinations	—	—	—	—	—	476	476
Variable rate floor income, net of settlements on derivatives	—	—	—	—	—	—	—
Income (loss) from discontinued operations, net of tax	(837)	—	—	—	—	—	(837)
Net tax effect (a)	(408)	(661)	(1,140)	(70)	16,222	(167)	13,776

Total adjustments to GAAP	$(80)	1,228	2,118	129	(30,126)	309	(26,422)

	Three months ended December 31, 2007
Derivative market value, foreign currency, and put option adjustments	$—	—	—	—	(16,423)	1,483	(14,940)
Amortization of intangible assets	1,350	1,443	2,895	287	437	—	6,412
Compensation related to business combinations	—	—	—	—	—	655	655
Variable rate floor income, net of settlements on derivatives	—	—	—	—	(2,416)	—	(2,416)
Income (loss) from discontinued operations, net of tax	159	—	—	—	—	—	159
Net tax effect (a)	(513)	(548)	(1,100)	(109)	6,993	(250)	4,473

Total adjustments to GAAP	$996	895	1,795	178	(11,409)	1,888	(5,657)

	Year ended December 31, 2008
Derivative market value, foreign currency, and put option adjustments	$—	—	—	—	(13,844)	3,483	(10,361)
Amortization of intangible assets	4,751	7,826	12,451	1,057	145	—	26,230
Compensation related to business combinations	—	—	—	—	—	2,999	2,999
Variable rate floor income, net of settlements on derivatives	—	—	—	—	(32,360)	—	(32,360)
Income (loss) from discontinued operations, net of tax	(1,818)	—	—	—	—	—	(1,818)
Net tax effect (a)	(1,590)	(2,615)	(4,185)	(354)	16,770	(2,234)	5,792

Total adjustments to GAAP	$1,343	5,211	8,266	703	(29,289)	4,248	(9,518)

	Year ended December 31, 2007
Derivative market value, foreign currency, and put option adjustments	$—	—	—	—	(24,224)	(2,582)	(26,806)
Amortization of intangible assets	5,094	5,815	12,692	1,191	5,634	—	30,426
Compensation related to business combinations	—	—	—	—	—	2,111	2,111
Variable rate floor income, net of settlements on derivatives	—	—	—	—	(3,013)	—	(3,013)
Income (loss) from discontinued operations, net of tax	2,575	—	—	—	—	—	2,575
Net tax effect (a)	(1,936)	(2,209)	(4,823)	(452)	8,209	1,556	345

Total adjustments to GAAP	$5,733	3,606	7,869	739	(13,394)	1,085	5,638

(a)
Beginning in 2008, tax effect is computed using the Company’s consolidated effective tax rate for each applicable quarterly period. In prior periods, tax effect was computed at 38%. The change in the value of the put options for prior periods (included in Corporate Activity and Overhead) was not tax effected as this is not deductible for income tax purposes.

Fee-Based Businesses
In recent years, the Company has expanded products and services generated from businesses that are not dependent upon government programs reducing legislative and political risk. This revenue is primarily generated from products and services offered in the Company’s Tuition Payment Processing and Campus Commerce and Enrollment Services operating segments. The only product and service offering in these segments that was affected by the recent student loan legislative developments is list marketing services. Excluding list marketing services, the revenue from these businesses increased $3 million, or 9 percent, and $25 million, or 20 percent, for the quarter and year ended December 31, 2008, respectively. The table below includes the Company’s revenue from fee-based businesses and shows the revenue earned by the Company’s operating segments that are less dependent upon government programs, excluding list marketing services.

	Three months ended December 31,				Year ended December 31,
	2008	2007	$ Change	% Change	2008	2007	$ Change	% Change

Tuition Payment Processing and Campus Commerce	$12,678	12,329	349		$50,124	46,484	3,640
Enrollment Services — Content Management and Lead Generation	26,225	23,519	2,706		103,014	81,649	21,365

Total revenue from fee-based businesses less dependent upon government programs	38,903	35,848	$3,055	8.5%	153,138	128,133	$25,005	19.5%

Enrollment Services — List Marketing Services	3,036	6,644			9,445	22,596
Student Loan and Guaranty Servicing	22,880	33,799			105,664	133,234
Software and Technical Services	3,903	5,509			19,731	22,093

Total revenue from fee-based businesses	$68,722	81,800			$287,978	306,056

Operating Expenses
As a result of the restructuring plans implemented in September 2007 and January 2008, as well as the Company’s continued focus on capitalizing on the operating leverage of the Company’s business structure and strategies, operating expenses decreased $10 million and $95 million for the quarter and year ended December 31, 2008, respectively, compared to the same periods a year ago. Excluding restructuring expense, impairment expense, and liquidity contingency fees, operating expenses decreased $18 million, or 16%, and $75 million, or 16%, for the quarter and year ended December 31, 2008, respectively, compared to the same periods in 2007.

	Three months ended December 31,				Year ended December 31,
	2008	2007	$ Change	% Change	2008	2007	$ Change	% Change

Salaries and benefits	$41,302	53,094	(11,792)		$177,724	230,316	(52,592)
Other expenses	55,399	61,920	(6,521)		223,464	245,558	(22,094)

Operating expenses, excluding restructure expense, impairment expense, and liquidity related fees	96,701	115,014	$(18,313)	(15.9)%	401,188	475,874	$(74,686)	(15.7)%

Restructure expense	(40)	5,275			7,067	10,231
Impairment expense	—	—			18,834	49,504
Liquidity related fees	13,525	—			13,525	—

Total operating expenses	$110,186	120,289			$440,614	535,609

Student Loans Receivable
Student loans receivable includes all student loans owned by or on behalf of the Company and includes the unamortized cost of acquisition or origination less an allowance for loan losses. The following table describes the components of the Company’s loan portfolio:

	As of December 31, 2008		As of September 30, 2008		As of December 31, 2007
	Dollars	Percent	Dollars	Percent	Dollars	Percent
Federally insured: (a) (b)
Stafford
Originated prior to 10/1/07	$6,641,817	26.1%	$6,780,214	25.7%	$6,624,009	24.8%
Originated on or after 10/1/07	960,751	3.8	689,097	2.6	101,901	0.4
PLUS/SLS
Originated prior to 10/1/07	412,142	1.6	428,037	1.6	414,708	1.5
Originated on or after 10/1/07	115,528	0.5	85,066	0.3	15,233	0.1
Consolidation
Originated prior to 10/1/07	16,614,950	65.3	17,427,448	66.2	18,646,993	69.8
Originated on or after 10/1/07	42,753	0.2	316,031	1.2	251,554	0.9
Non-federally insured	273,108	1.1	275,520	1.0	274,815	1.0

Total	25,061,049	98.6	26,001,413	98.6	26,329,213	98.5
Unamortized premiums and deferred origination costs	402,881	1.6	423,926	1.6	452,501	1.7
Allowance for loan losses:
Allowance — federally insured	(25,577)	(0.1)	(24,366)	(0.1)	(24,534)	(0.1)
Allowance — non-federally insured	(25,345)	(0.1)	(24,704)	(0.1)	(21,058)	(0.1)

Net	$25,413,008	100.0%	$26,376,269	100.0%	$26,736,122	100.0%

(a)
The College Cost Reduction Act reduced the yield on federally insured loans originated on or after October 1, 2007. As of December 31, 2008, September 30, 2008, and December 31, 2007, $548.4 million, $221.6 million, and $278.9 million, respectively, of federally insured student loans are excluded from the above table as these loans are accounted for as participation interests sold under an agreement with Union Bank. As of December 31, 2008, $377.1 million of the loans accounted for as participation interests sold under this agreement were originated on or after October 1, 2007, of which $32.8 million were eligible to be participated to the Department under the Participation Program.

(b)
As of December 31, 2008, $637.3 million of federally insured student loans from the above table were eligible to be sold or participated to the Department under the Department’s Loan Purchase Commitment and Participation Programs, of which $622.2 million were participated to the Department under the Participation Program.

Origination and Acquisition
The Company originates and acquires loans through various methods and channels including: (i) direct-to-consumer channel (in which the Company originates student loans directly with student and parent borrowers), (ii) campus based origination channels, and (iii) spot purchases.
The Company will originate or acquire loans through its campus based channel either directly under one of its brand names or through other originating lenders. In addition to its brands, the Company acquires student loans from lenders to whom the Company provides marketing and/or origination services established through various contracts. Branding partners are lenders for which the Company acts as a marketing agent in specified geographic areas. A forward flow lender is one for whom the Company provides origination services but provides no marketing services or whom simply agrees to sell loans to the Company under forward sale commitments. The following table sets forth the activity of loans originated or acquired through each of the Company’s channels:

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
Beginning balance	$26,001,413	25,612,126	26,179,970	26,329,213	23,414,468
Direct channel:
Consolidation loan originations	5	44	280,963	69,078	3,096,754
Less consolidation of existing portfolio	—	(27)	(152,509)	(28,474)	(1,602,835)

Net consolidation loan originations	5	17	128,454	40,604	1,493,919
Stafford/PLUS loan originations	306,911	416,721	162,949	1,258,961	1,086,398
Branding partner channel	52	334,685	79,416	936,044	662,629
Forward flow channel	3	114,488	158,803	517,551	1,105,145
Other channels	—	—	12,932	55,922	804,019

Total channel acquisitions	306,971	865,911	542,554	2,809,082	5,152,110
Repayments, claims, capitalized interest, participations, and other	(622,702)	(369,940)	(208,178)	(1,877,885)	(1,321,055)
Consolidation loans lost to external parties	(86,194)	(106,684)	(173,505)	(369,145)	(800,978)
Loans sold	(538,439)	—	(11,628)	(1,830,216)	(115,332)

Ending balance	$25,061,049	26,001,413	26,329,213	25,061,049	26,329,213

Student Loan Spread
The following table analyzes the student loan spread on the Company’s portfolio of student loans and represents the spread on assets earned in conjunction with the liabilities and derivative instruments used to fund the assets.

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2008	2008	2007	2008	2007
Student loan yield	5.18%	5.38%	7.42%	5.58%	7.76%
Consolidation rebate fees	(0.72)	(0.72)	(0.76)	(0.73)	(0.77)
Premium and deferred origination costs amortization	(0.33)	(0.33)	(0.36)	(0.35)	(0.36)

Student loan net yield	4.13	4.33	6.30	4.50	6.63
Student loan cost of funds	(3.23)	(3.29)	(5.33)	(3.45)	(5.49)

Student loan spread	0.90	1.04	0.97	1.05	1.14
Variable rate floor income, net of settlements on derivatives	—	(0.02)	(0.04)	(0.12)	(0.01)

Core student loan spread	0.90%	1.02%	0.93%	0.93%	1.13%

Average balance of student loans	$25,516,571	26,035,006	26,173,480	26,044,507	25,143,059
Average balance of debt outstanding	26,121,885	26,769,955	27,507,440	26,869,364	26,599,361